EXHIBIT 10.15

Amendment No. 1
to Second Amended and Restated Employment Agreement

This Amendment No. 1 to the Second Amended and Restated Employment Agreement dated as of November 4, 2009 (the “Agreement”) between Mohawk Industries, Inc. (the “Company”) and W. Christopher Wellborn (“Executive”) is made this 20th day of December, 2012.

The parties have determined that it is in their best interests to amend the Agreement to include special provisions intended to ensure compliance with Internal Revenue Code Section 409A relating to the timing of a release of claims. In consideration of the mutual covenants contained herein and the continued employment of Executive by the Company, the parties agree as follows:

1.	Good Reason Provision. The Agreement is hereby amended by deleting Section 10(d) thereof in its entirety and substituting therefore the following:

“(d) Timing of Release of Claims. Whenever in this Agreement the provision of payment or benefit is conditioned on Executive’s execution and non-revocation of a release of claims, such release must be (i) presented by the Company to Executive within 14 days after termination of Executive’s employment and (ii) executed by Executive, and all revocation periods shall have expired, within 60 days after the date of termination of Executive’s employment. If such payment or benefit constitutes non-exempt deferred compensation, and if such 60-day period begins in one calendar year and ends in the next calendar year, the payment or benefit shall not be made or commence before the second such calendar year, even if the release becomes irrevocable in the first such calendar year. In other words, Executive is not permitted to influence the calendar year of payment based on the timing of his signing of the release.”

2.
Except as expressly amended hereby, the terms of the Agreement shall be and remain unchanged and the Agreement as amended hereby shall remain in full force and effect. The parties are authorized to restate the entire Agreement as amended hereby.

IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be duly executed.

MOHAWK INDUSTRIES, INC.

By:     _/s/ Jeffrey S. Lorberbaum______________
Jeffrey S. Lorberbaum
Chairman and Chief Executive Officer

EXECUTIVE

_/s/ W. Christopher Wellborn__________________
W. Christopher Wellborn